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                                                                    EXHIBIT 99.1


                                 PRESS RELEASE

        FRIEDE GOLDMAN INTERNATIONAL AND HALTER MARINE GROUP TO ENTER
                          INTO STRATEGIC COMBINATION

                Friede Goldman Halter, Inc. to be a World Leader
            in Offshore Energy Design, Engineering and Manufacturing

              Conference Call Scheduled for 10 a.m. EST Wednesday

JACKSON AND GULFPORT, MS. - JUNE 1, 1999 - Friede Goldman International Inc. ("Friede Goldman") (NYSE: FGI) and Halter Marine Group, Inc. ("Halter") (AMEX:
HLX) today announced the signing of a definitive agreement to enter into a strategic combination. The combined company will be a world leader in the offshore energy design, engineering and manufacturing industry.

Based on the most recently published data for each company, the combined company -- to be named Friede Goldman Halter, Inc. -- will have a backlog of more than $1 billion and a workforce of more than 12,000. On a proforma basis for the 12 months ended March 31, 1999, the combined company would have generated revenue of nearly $1.5 billion and would have total assets of over $900 million.

Under the terms of the "merger of equals" agreement, each Halter share will be exchanged for 0.4614 of a share of Friede Goldman. Based on the closing price for Friede Goldman stock on Tuesday, June 1, the exchange rate values Halter shares at $7.55, or a 28% premium over the average for the 30 trading days ended May 25. The exchange of shares is expected to be tax free and the transaction accounted for as a purchase.

Following the merger, the combined companies will be headquartered in Gulfport.

Friede Goldman Chairman and Chief Executive Officer J.L. Holloway will serve as chairman and CEO of Friede Goldman Halter, with Halter Chairman, President and CEO John Dane III serving as vice chairman, president and chief operating officer. The agreement between the companies provides for a management successor plan that is intended to result in Mr. Dane succeeding Mr. Holloway as chairman and CEO in two years. The merger agreement, which has been approved by the boards of directors of both companies, is subject to customary closing conditions, including shareholder and regulatory approvals, and is expected to close in the fall of 1999. Mr. Holloway has agreed to vote his shares in favor of the merger transaction. Shares of the combined company stock will continue to be listed on the New York Stock Exchange.

As part of the merger, Rick S. Rees, Halter's current executive vice president and chief financial officer, will remain in that capacity for the combined company. John F. Alford, an executive vice president with Friede Goldman, will also serve in his same capacity in the combined company.

The board of directors of the new company will include Messrs. Holloway and Dane and nine outside directors: five nominated by Friede Goldman and four by Halter Marine.

"We are very pleased to bring together two of the most respected names in the offshore energy industry," Mr. Holloway said. "By joining forces, we can optimize our merged production capacity while reducing costs to truly compete on a global scale against our formidable foreign competitors. Our customers will benefit not only from these greater efficiencies but from the commitment to quality and timely deliveries that have been a hallmark of both companies. Our employees will benefit from
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FRIEDE GOLDMAN, HALTER MARINE GROUP TO MERGE
JUNE 1, 1999
PAGE 2



the stability that comes with a strong backlog and, most importantly, our shareholders will benefit from the increased operating and financial synergies that the merger will provide."

"This merger also offers instant diversification for Friede Goldman shareholders," Mr. Holloway said. "Halter Marine's strong presence in the commercial and government markets will provide additional revenue visibility to help the combined company weather the cycles of the offshore energy industry."

"This merger provides a win-win situation for both companies and for all of our customers," Mr. Dane said. "Halter's business process re-engineering program has identified the significant upside opportunities that come from a large-scale vessel manufacturing organization. Friede Goldman's production and engineering teams have ably proven their expertise in the rig construction business. By combining the best practices of each segment, the combined company will be able to offer high-quality products at prices and delivery schedules that will satisfy both customers and shareholders."

"Friede Goldman Halter will also maintain an Engineered Products division by combining the assets of Friede Goldman's Brissonneau & Lotz Marine (BLM) European operations with Halter's AmClyde, Fritz Culver and McElroy brands," Dane said. "BLM's diverse product line will complement the strong franchise that AmClyde and Fritz Culver hold in the offshore energy industry," Mr. Dane said.

"Another exciting aspect of the merger is the combined design and engineering talents that Friede Goldman Halter can offer," Mr. Holloway concluded. "Friede & Goldman pioneered offshore drilling rig design in the 1950s at the same time that Halter Marine was developing the benchmark for the offshore service fleet and AmClyde was establishing itself as a leader in the heavy-lift crane market. Together, the Friede Goldman Halter team will have more than 400 engineering professionals and can design and build the world's most advanced offshore marine equipment."

Key benefits of the proposed merger include:

DEEPWATER OPPORTUNITIES: The combined company will be in an excellent position to compete for the fabrication of deepwater exploration and production equipment. Currently, Friede Goldman and Halter Marine Group have multiple deepwater semisubmersible projects under way at seven different U.S. facilities. This domestic fabrication capability is bolstered by Friede Goldman's experience in outsourcing hull section fabrication to the Far East and Canada for completion in the U.S., resulting in competitive delivery schedules and pricing.

     Halter Marine Group's joint venture with ABB Oil & Gas, B.V. for the operation of the Belleli Offshore International yard in Taranto, Italy offers the combined company an unparalleled opportunity to compete in the global market for deepwater production facilities. The Belleli facility has built the hull sections for more tension-leg platforms than any other fabricator in the world. By leveraging Halter's existing relationship with ABB, Friede Goldman Halter will have the international credentials to compete for all deepwater production projects.

ENGINEERING EXPERTISE: Friede Goldman Halter will have a combined design and engineering team with more than 400 professionals on staff and will be able to offer a wide variety of proven, proprietary designs for drilling rigs, ocean-going and inland vessels and engineered products.

LABOR STABILITY: With a combined workforce of more than 12,000, Friede Goldman Halter will have the ability to compete on a global scale for large, complex fabrication projects.
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FRIEDE GOLDMAN, HALTER MARINE GROUP TO MERGE
JUNE 1, 1999
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COST SAVINGS:  Management anticipates that the combined company will be able to generate synergistic cost savings and production efficiencies from elimination of corporate redundancies through implementation of a shared services organization, adoption of strategic sourcing initiatives, and implementation of operational best practices.

A conference call to discuss the merger is scheduled for 10 a.m. EST. To participate in the call, domestic callers may dial (800) 388-8975 and international callers may dial (973) 694-6836 at least 10 minutes prior to the start of the call.

Jefferies & Co. served as financial advisor and provided a fairness opinion to Friede Goldman. Donaldson, Lufkin and Jenrette served as financial advisor and provided a fairness opinion to Halter.

Friede Goldman International Inc. is a leading provider of offshore drilling services, including design, engineering, new construction, repair, retrofit, and conversion. FGI operates Friede & Goldman, Ltd., the world's leading naval architecture and marine engineering firm for the offshore drilling market. The company also operates four shipyards in the U.S. and Canada through its subsidiaries HAM Marine, Friede Goldman Offshore, and Friede Goldman Newfoundland. The company also designs, manufactures, and markets equipment for the worldwide offshore industry through its subsidiary Brissonneau & Lotz Marine.

Halter Marine Group, Inc. is the world's foremost provider of design, construction, repair and conversion services for vessels, offshore drilling rigs and engineered products serving the offshore energy industry. Its vessel segment is also a leading provider of small to medium-sized ocean-going vessels for government/military and commercial markets. Halter Marine Group, Inc. meets its customer requirements through multiple domestic production facilities, four international ventures, a domestic workforce of approximately 7,500 skilled craftsmen, engineers and administrative personnel, and a reputation for quality and performance that is unsurpassed.

The statements contained in this press release that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. These factors include, without limitation, those disclosed in the Form 10-K filings with the Securities and Exchange Commission for Friede Goldman International and Halter Marine Group.

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